EXHIBIT 10.9

February 24, 2016

Joy Global Inc.
100 East Wisconsin Avenue
Suite 2780
Milwaukee, WI 53201-0554
Attention: James M. Sullivan

Bank of America, N.A.
Agency Management
135 S LaSalle St
Mail Code: IL4-135-09-61
Chicago, IL 60603
Attention: Angela Larkin

Ladies and Gentlemen:
Reference is made to the Second Amended and Restated Credit Agreement dated as of July 29, 2014 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Joy Global Inc., as Borrower, certain of its domestic subsidiaries, as guarantors, the Lenders named therein and Bank of America, N.A., as Administrative Agent
Pursuant to Section 11.01(v) of the Credit Agreement, each of Joy Global Inc., as Borrower and Bank of America, N.A., as Administrative Agent, by its signature set forth below hereby acknowledges and agrees to the amendment of the Credit Agreement set forth in the letter agreement attached hereto as Exhibit A and that such amendment shall be effective on and as of February 19, 2016.
BANK OF AMERICA, N.A.,
as Administrative Agent

By: _____________________
Name:
Title:

JOY GLOBAL INC.

By: _____________________
Name:
Title:

February 12, 2016

To each of the Lenders party to the
Credit Agreement described below

Re:
Second Amended and Restated Credit Agreement dated as of July 29, 2014 among Joy Global Inc., a Delaware corporation, the Guarantors party thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer and JPMorgan Chase Bank, N.A., as a Swing Line Lender and an L/C Issuer (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Ladies and Gentlemen:

Pursuant to the Third Amendment to Credit Agreement dated as of December 14, 2015, a new clause (vi) was added to the definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement for cash restructuring charges. The Borrower and the Administrative Agent believe that it was the intent of all parties that the basket limitation contained in such new clause (vi) should be calculated on a rolling four quarter basis, instead of on the basis of any fiscal year as presently provided for in the Credit Agreement.  Therefore, the Borrower has requested that the Lenders agree that such clause (vi) in the definition of “Consolidated EBITDA” be revised as follows:

and (vi) cash restructuring charges in an aggregate amount not to exceed $40,000,000 in any four fiscal ~~year~~quarter period

The Administrative Agent supports the foregoing request of the Borrower and hereby requests your consent to the foregoing. However, because the Administrative Agent agrees that it was the intent of all parties to calculate the basket limitation in clause (vi) of the definition of “Consolidated EBITDA” on a rolling four quarter basis, the Administrative Agent has decided not to seek a formal consent or amendment with respect thereto. Therefore, unless you contact Angela Larkin (angela.larkin@baml.com) at Bank of America Merrill Lynch to object in writing by 5 p.m. Eastern time on February 19, 2016 to the amendment described above, your consent to the foregoing will be deemed to have been delivered as of February 19, 2016 and clause (vi) of the definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement shall be automatically amended to read as set forth above. Any questions of a legal nature may be addressed to Meredith Reedy (meredithreedy@mvalaw.com) of Moore & Van Allen PLLC and any questions of a business nature may be addressed to Christopher Wozniak (christopher.m.wozniak@baml.com) of Bank of America Merrill Lynch. Thank you for your attention to this matter.

BANK OF AMERICA, N.A.,
as Administrative Agent

By: ________________________
Name: ________________________
Title: _______________________